SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


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                                  ADT Limited

               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



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                               [ADT Logo]


February 3, 1997
To the Common Shareholders

Dear Shareholders,

The following is the text of a press release issued by the Company on January 31, 1997:

ADT Limited ("ADT")



ADT REITERATES ITS ADVICE TO SHAREHOLDERS TO AWAIT BOARD'S RECOMMENDATION CONCERNING THE PROPOSED WESTERN EXCHANGE OFFER





Hamilton, Bermuda, January 31, 1997 - ADT Limited (NYSE-ADT) reiterated today that the Board of Directors of ADT has not made a recommendation to ADT shareholders to accept or reject the proposed Western exchange offer. The ADT Board continues to believe that sufficient information is not presently available to the Board or ADT's shareholders generally for them to reach a definitive decision as to the merits of the proposed Western exchange offer. Because of the limited information presently available, ADT has asked that shareholders await the recommendation of the ADT Board concerning the proposed Western exchange offer.

                                               Yours Sincerely,


                                               /s/ Michael A. Ashcroft
                                               -----------------------
                                               Michael A. Ashcroft
                                               Chairman and
                                                 Chief Executive Officer

CERTAIN ADDITIONAL INFORMATION: ADT Limited (the "Company")
will be soliciting proxies against the proposals of Western Resources, Inc. (together with its subsidiaries, "Western") and revocations of proxies
previously given to Western for such proposals.   The following individuals
may be deemed to be participants in the solicitation of proxies and revocations of proxies by the Company: ADT Limited, Michael A. Ashcroft, John E. Danneberg, Alan B. Henderson, James S. Pasman, Jr., Stephen J. Ruzika, W. Peter Slusser, William W. Stinson, Raymond S. Troubh and Angela E. Entwistle. As of January 31, 1997, Mr. Ashcroft is the beneficial owner of 11,075,718 of the Company's common shares, Mr. Danneberg is the beneficial owner of 102 of the Company's common shares, Mr. Henderson is the beneficial owner of 621 of the Company's common shares, Mr. Pasman is the beneficial owner of 2,000 of the Company's common shares, Mr. Ruzika is the beneficial owner of 1,157,405 of the Company's common shares, Mr. Slusser is the beneficial owner of 2,800 of the Company's common shares, Mr. Stinson is the beneficial owner of 3,010 of the Company's common shares, Mr. Troubh is the beneficial owner of 2,500 of the Company's common shares and Ms. Entwistle is the beneficial owner of 29,500 of the Company's common shares.